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                                                                   Page 21 of 23


                                    EXHIBIT 1



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                                                                   Page 22 of 23


                                                                  CONFORMED COPY
                                  SCHEDULE 13D

                             JOINT FILING AGREEMENT


         THIS JOINT FILING AGREEMENT (the "Agreement") made as of the 12th day of June, 1997, by and among Thomas A. Mann, Robert A. Mann, AP Venture I Corp., Trustees of Amherst College, Solway Investments Limited and Pine Street Partners II.
                              W I T N E S S E T H:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree (i) that the statement on Schedule 13D dated June 12, 1997 (the "Statement"), pertaining to the common stock, $0.01 par value per share, of Ribozyme Pharmaceuticals, Inc. (the "Common Stock") was filed on behalf of each and all of the undersigned (ii) that until further notice, all subsequent amendments to the Statement are filed on behalf of each and all of the undersigned; (iii) that each of the undersigned will provide written notice to Thomas A. Mann of any sales of the Common Stock;
(iv) that any party to this Agreement may terminate its participation in the matters contemplated herein by delivery of written notice to Thomas A. Mann; (v) that Thomas A. Mann shall be the person authorized to receive any notices and communications with respect to such Schedule 13D and any amendments thereto;
(vi) that Thomas A. Mann shall have authority on behalf of the undersigned to execute any amendments to such Schedule 13D; and (vii) that this Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 /s/ Thomas A. Mann
                                 ---------------------------------
                                 THOMAS A. MANN


                                 /s/ Robert A. Mann
                                 ---------------------------------
                                 ROBERT A. MANN


                                 AP VENTURE I CORP.

                                 By /s/ Robert A. Paul, President
                                 ---------------------------------


                                 TRUSTEES OF AMHERST COLLEGE

                                 By /s/ Sharon G. Siegel, Treasurer
                                 ----------------------------------


                                 SOLWAY INVESTMENTS LIMITED

                                 By /s/ Bob Bernard, Agent
                                 ---------------------------------


                                 PINE STREET PARTNERS II

                                 By /s/ William D. Berghold, general partner
                                 -------------------------------------------